LEASE AGREEMENT

                                 by and between

                          The Equitable Life Assurance

                          Society of the United States

                                  ("Landlord")

                                       and

                                  Tenera, Inc.

                                   ("Tenant")

                                      dated

                                   May 3, 2000

                                       for

                               Suite Number D-150

                                   containing

                    12,786 square feet of Rentable Floor Area

                   9111 Cross Park Drive, Knoxville, Tennessee

                                 Term: 43 months


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                                TABLE OF CONTENTS

                                            Page

1.       Certain Definitions                1

2.       Lease of Premises                  1

3.       Term                               1

4.       Possession                         2

5.       Rental Payments                    2

6.       Base Rental                        2

7.       Rental Adjustment                  2

8.       Additional Rental                  2

9.       Operating Expenses                 3

10.      Tenant Taxes                       4

11.      Payments                           4

12.      Late Charges                       5

13.      Use Rules                          5

14.      Alterations                        5

15.      Repairs                            5

16.      Landlord's Right of Entry          5

17.      Insurance                          5

18.      Waiver of Subrogation              6

19.      Default                            6

20.      Waiver of Breach                   6

21.      Assignment and Subletting          7

22.      Destruction                        7

23.      Landlord's Lien                    7

24.      Services by Landlord               7

25.      Attorneys' Fees and Homestead      8

26.      Time                               8

27.      Subordination and Attornment       8

28.      Estoppel Certificates              8

29.      No Estate                          8

30.      Cumulative Rights                  8

31.      Holding Over                       8

32.      Surrender of Premises              8


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33.      Notices                            9

34.      Damage or Theft of Personal Property___________________________9

35.      Eminent Domain                     9

36.      Parties                            9

37.      Liability of Tenant                9

38.      Relocation of the Premises         9

39.      Force Majeure                      10

40.      Landlord's Liability               10

41.      Landlord's Covenant of Quiet Enjoyment________________________10

42.      Security Deposits                  10

43.      Hazardous Substances               10

44.      Submission of Lease                11

45.      Severability                       11

46.      Entire Agreement                   11

47.      Headings                           11

48.      Broker                             11

49.      Governing Law                      11

50.      Authority                          11

51.      Joint and Several Liability        11

52.      Special Stipulations               12



                                        Rules and Regulations

                                        Exhibit "A" - Legal Description

                                        Exhibit "B" - Floor Plan

                                        Exhibit "C" - Supplemental Notice

                                        Exhibit "D" - Landlord's Construction

                                        Exhibit "E" - Building Standard Services

                                        Exhibit "F" - Guaranty

                                        Exhibit "G" - Special Stipulations

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is made and entered into this ____ day of _______________, 2000 by and between Landlord and Tenant.

                              W I T N E S S E T H:

      1. Certain Definitions. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

          (a)Landlord: The Equitable Life Assurance Society of the United States

         (bi)Landlord's Correspondence Address:
             Equitable Life Assurance Society of the US
             3424 Peachtree Road, Suite 800
             Atlanta, GA 30326-1102

        (bii)Landlord's Address for Rent::
             3751465535 ELAS AAF
             General Account
             Cross Park II/CB Richard Ellis
             Atlanta, GA 30384-2081

          (c)Tenant: Tenera, Inc.
             PO Box 402081

         (di)Tenant's Correspondence Address:
             One Market, Spear Tower
             Suite 1850
             San Francisco, CA 94105-1018

        (dii)Tenant's Billing Address:
             Same

          (e)Building Address:
             9111 Cross Park Drive
             Knoxville, TN  37923

          (f)Suite Number: D-150

          (g)Rentable Floor Area of Demised Premises:
             12,786 square feet 13.03%

          (h)Rentable Floor Area of Building:
             ________________ square feet.

          (i)Lease Term: 43  months.

          (j)Base Rental Rate: 6/1/00-12/31/01 $12.50 RSF
             1/1/02-12/31/02  $12.75 RSF
             1/1/03-12/31/03  $13.00 RSF

          (k)Rental Commencement Date: June 1, 2000

          (l)Tenant Improvement Allowance: $31,965.00

          (m)Security Deposits:
              (i)       $13,318.75 [Article 42(a)].
             (ii)       $13,318.75 [Article 42(b)].

          (n)Broker(s): NAI Collins, Sharp & Koella, Inc

          (o)


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      2.Lease of Premises.  Landlord, in  consideration  of  the  covenants  and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") in the building (the "Building") located on that certain tract of land (the "Land") more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof, which Demised Premises are outlined in red or cross-hatched on the floor plan attached hereto as Exhibit "B" and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The "Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways, tunnels or other means of access to the Building and the Building's parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land.

      3.Term. The term of this Lease (the "Lease Term") shall commence on the date first hereinabove set forth (the "Term Commencement Date"), and, unless sooner terminated as provided in this Lease, shall end on the expiration of the period designated in Article 1(i) above, which period shall commence on the Rental Commencement Date, unless the Rental Commencement Date shall be other than the first day of a calendar month, in which event such period shall commence on the first day of the calendar month following the month in which the Rental Commencement Date occurs. Promptly after the Rental Commencement Date, Landlord shall send to Tenant a Supplemental Notice in the form of Exhibit "C" attached hereto by this reference made a part hereof and executed by Landlord's authorized agent, specifying the Rental Commencement Date, the date of expiration of the Lease Term in accordance with Article 1(i) above and certain other matters as therein set forth. The date set forth in said Notice shall be determinative of the Rental Commencement Date of this Lease.

      4.Possession. The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Demised Premises are set forth in Exhibit "D" attached hereto and by this reference made a part hereof. Taking of possession by Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Demised Premises have been completed in accordance with the plans and specifications approved by Landlord and Tenant and that the Demised Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition.

      5.Rental Payments.

_______________________(a)       Commencing on the Rental Commencement Date, and
continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental, Rental Adjustment, Tenant's Forecast Additional Rental, Tenant's Additional Rental, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental, together with Tenant's Forecast Additional Rental, shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof. Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim.

__________________________(b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on a day other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on a day other than the first day of a calendar year, or if this Lease expires or is terminated on a day other than the last day of a calendar year, Tenant's Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying such Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days of the Lease Term (from and after the Rental Commencement Date) during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

     6.Base Rental. From and after the Rental Commencement Date, Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") equal to the Base Rental Rate set forth in Article 1(j) above multiplied by the Rentable Floor Area of the Demised Premises as set forth in Article 1(g) above.

     7.Rental Adjustment.

__________________________(a)Tenant shall pay to Landlord as additional rental a rental adjustment (the "Rental Adjustment") which shall be determined as of the first anniversary of the Rental Commencement Date and as of each January 1 thereafter during the Lease Term in the manner hereinafter provided (each such date being hereinafter in this Article 7 called an "Adjustment Date", and each period of time from any given Adjustment Date through the day before the next succeeding Adjustment Date being herein called an "Adjustment Period"). Each such Rental Adjustment shall be payable in monthly installments in advance on the first day of every such calendar month during the Adjustment Period for which such Rental Adjustment was determined. A prorated monthly installment, based on the number of days in the partial month, shall be paid for any fraction of a month if the Rental Commencement Date falls on any day other than the first day of a calendar month, or if the Lease Term is terminated or expires on any other day than the last day of a calendar month. Landlord shall use reasonable efforts to notify Tenant in writing of the monthly amount of the Rental Adjustment for each Adjustment Period at least ten (10) days prior to the date on which the first installment of such Rental Adjustment is due and payable, or as soon thereafter as is practicable. Failure by Landlord to notify Tenant of the monthly amount of such Rental Adjustment shall not prejudice Landlord's right to collect the full amount of such Rental Adjustment, nor shall Landlord be deemed to have forfeited or surrendered its rights to collect such Rental Adjustment which may have become due pursuant to this Article 7, and Tenant agrees to pay upon demand all accrued but unpaid Rental Adjustment.

_________________________(b)For each Adjustment Period, each monthly installment of the Rental Adjustment shall be an amount equal to one-twelfth (1/12th) of the product of: (i) the annual Base Rental set forth in Article 6 hereof, multiplied by (ii) the "percentage increase" (as hereinafter defined), if any, in the "Index" (as hereinafter defined), as such percentage increase is determined with respect to the Adjustment Date beginning such Adjustment Period.

__________________________(c) For purposes of Articles 7(a) and (b) above, the "percentage increase," if any, in the Index for each Adjustment Date shall mean and equal the quotient (expressed as a decimal) determined by dividing (i) the difference obtained by subtracting the Index for the calendar month in which the Rent Commencement Date falls from the Index for the calendar month of October immediately preceding the Adjustment Date in question [if the difference so obtained is negative, then this factor (i) shall be deemed to be zero], by (ii) the Index for the calendar month in which the Rental Commencement Date falls.

__________________________(d)  The term "Index" as used in Articles 7(b) and (c)
above shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1982-84 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor. If the Bureau of Labor Statistics should discontinue the publication of the Index, or publish the same less frequently, or alter the same in some manner, then Landlord shall adopt a substitute Index or substitute procedure which reasonably reflects and monitors consumer prices.

_______________________(e)Nothing contained in this Article 7 shall be construed at any time so to reduce the monthly installments of Base Rental payable hereunder below the amount set forth in Article 6 of this Lease. Notwithstanding anything contained in this Lease to the contrary, it is agreed that (i) the Rental Adjustment for any given Adjustment Period shall not be less than the Rental Adjustment for the immediately preceding Adjustment Period, and (ii) Tenant's payments pursuant to this Article 7 shall not be deemed payments of rent as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rent which Landlord may charge Tenant.

      8._________Additional Rental.

________________________(a)       For purposes of this Lease, "Tenant's Forecast
Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for each calendar year or portion thereof during the Lease Term. If at any time it appears to Landlord that Tenant's Additional Rental for the current calendar year then at hand will vary from Landlord's estimate, Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Prior to the first day of January immediately following the expiration of the Base Year, and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions or renewals thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

__________________________(b) For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year (or portion thereof) during the Lease Term the excess of (x) the Operating Expense Amount (defined below) multiplied by the number of square feet of Rentable Floor Area of the Demised Premises, over (y) the Base Operating Expenses (defined below) multiplied by the number of square feet of Rentable Floor Area of the Demised Premises. As used herein, "Operating Expense Amount" shall mean the amount of Operating Expenses (as defined below) for such calendar year divided by the greater of (i) ninety-five percent (95%) of the number of square feet of Rentable Floor Area of the Building, or (ii) the total number of square feet of Rentable Floor Area occupied in the Building for such calendar year on an average annualized basis; provided, however, if the amount is calculated under (i) above, the Operating Expenses actually incurred with respect to such calendar year shall be adjusted to reflect the amount of Operating Expenses which would have been incurred if the Building were ninety-five percent (95%) occupied throughout such calendar year. As used herein, the term "Base Operating Expenses" shall mean the Operating Expenses paid or incurred by Landlord in the Base Year (as hereinafter defined) as if the Building was ninety-five percent (95%) occupied throughout the Base Year, divided by ninety-five percent (95%) of the number of square feet of Rentable Floor Area of the Building. If the Building was not ninety-five percent (95%) occupied throughout the Base Year, then the Base Operating Expenses shall be an amount which fairly reflects what the Operating Expenses would have been in the Base Year had the Building been ninety-five percent (95%) occupied throughout the Base Year, as determined by Landlord in its reasonable opinion. As used herein, "Base Year" shall mean calendar year 2000 [the calendar year in which the Rental Commencement Date occurs, if no year is inserted].

_________________________(c)Within one hundred fifty (150) days after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, or as soon thereafter as practicable, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, as prepared by an authorized representative of Landlord, and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against the Forecast Additional Rental next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default, such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

__________________________(d) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by Tenant or its representatives at Landlord's office where Operating Expense records are kept, at Tenant's expense, at any time within ninety (90) days after Landlord's annual statement is delivered to Tenant for such calendar year; provided that Tenant shall give Landlord not less than thirty (30) days' prior written notice of any such audit. If Landlord's calculations of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be.

      9.________Operating Expenses.

_________________________(a)For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements (but not specific costs billed to specific tenants of the Building) of every kind and nature, computed on an accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including but not limited to, the following:

_____________________________ (1) wages, salaries and other costs of all on-site and off-site employees engaged either full or part time in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

_____________________________ (2) the cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

_____________________________ (3) the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

_____________________________ (4) the cost of all maintenance and service agreements for the Project and the equipment therein, including, but not limited to, security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, landscaping maintenance and customary landscaping replacement;

_____________________________ (5) the cost of inspections, repairs and general maintenance of the Project;

_____________________________ (6) amortization (together with reasonable financing charges, whether or not actually incurred) of the cost of acquisition and/or installation of capital investment items (including security equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements, or maintaining the nature of the Project;

_____________________________ (7) the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith;

_____________________________ (8) the cost of trash and garbage removal, vermin extermination, and snow, ice and debris removal;

_____________________________ (9) the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner's or Landlord's general accounting, such as partnership statements and tax returns, and excluding services described in Article 9(b)(14) below;

_____________________________ (10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of monitoring and contesting any of the same), including business license taxes and fees (all of the foregoing are herein sometimes collectively referred to as "Taxes"), excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capita levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same exceed building standard allowances, if said taxes are based upon an assessment which includes the cost of such leasehold improvements in excess of building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence);

_____________________________ (11) the cost of operating the management office for the Project, including cost of office supplies, telephone expenses and non-capital investment equipment and amortization (together with reasonable financing charges) of the cost of capital investment equipment; and

_____________________________ (12) Tenant acknowledges that the Project is part of a development, which will or may include other improvements and that certain of the costs of management, operation and maintenance of the development shall, from time to time, be allocated among and shared by two or more of the improvements in the development (including the Project). The determination of such costs and their allocation shall be made by Landlord in its sole but reasonable discretion. In addition, Landlord reserves the right to recompute and adjust the base year of any component of Operating Expenses at any time during the Lease Term as a result of any reallocation within the Project. Accordingly, the term "Operating Expenses" as used in this Lease shall, from time to time, include some costs, expenses and taxes enumerated above which were incurred with respect to other improvements in the development but which were allocated to and shared by the Project in accordance with the foregoing. Notwithstanding the foregoing, Tenant understands and agrees that its rights to use other portions of the development of which the Project is a part are those available to the general public and that this Lease does not grant to Tenant additional rights of use.

__________________________(b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

_____________________________ (1) the cost of any special work or service performed for any tenant (including Tenant) at such tenant's cost;

_____________________________   (2)  the  cost  of  installing,   operating  and
maintaining  any  specialty  service,  such  as  an  observatory,   broadcasting
facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

_____________________________   (3)  the   cost   of   correcting   defects   in
construction;

_____________________________ (4) compensation paid to officers and executives of Landlord (but it is understood that the on-site building manager and other on-site employees below the grade of building manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses under Article 9[a][ 1] above);

_____________________________ (5) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

_____________________________   (6)  the   cost  of  any   additions,   changes,
replacements and other items which are made in order to prepare for a new tenant's occupancy;

_____________________________ (7) the cost of repairs incurred by reason of fire or other casualty;

_____________________________ (8) insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

_____________________________ (9) interest on debt or amortization payments on any mortgage or deed to secure debt (except to the extent specifically permitted by Article 9[a]) and rental under any ground lease or other underlying lease;

_____________________________ (10) any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

_____________________________   (11)  any  advertising   expenses   incurred  in
connection with the marketing of any rentable space;

(12) rental payments for base building equipment such as HVAC equipment and elevators;

_____________________________ (13) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord; and

_____________________________   (14)   legal   expenses   arising   out  of  the
construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building, including without limitation this Lease.

     10.Tenant Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord.

     11.Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of ten percent (10%) per annum on the amount due.

     12.Late Charges. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of ten percent (10%) per annum from and after the due date for such payment. Notwithstanding anything to the contrary contained in this Lease, in no event shall the rate of interest payable on any amount due under this Lease exceed the legal limits for such interest enforceable under applicable law.

     13.Use Rules. The Demised Premises shall be used for executive, general administrative and office space purposes and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached hereto and made a part hereof. Tenant covenants and agrees that it will, at its expense, comply with all laws, ordinances, orders, directions, requirements, rules and regulations of all governmental authorities (including federal, state, county and municipal authorities), now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Demised Premises, and of all insurance bodies applicable to the Demised Premises or to the Tenant's use or occupancy thereof. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Demised Premises and the Project.

     14.Alterations. Except for any initial improvement of the Demised Premises pursuant to Exhibit "D", which shall be governed by the provisions of said Exhibit "D", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent. With respect to any alteration, addition or improvement which does not affect the structure of the Building, does not affect any of the Building's systems (e.g., mechanical, electrical or plumbing), does not diminish the capacity of such Building systems available to other portions of the Building, is not visible from the common areas or exterior of the Building, and is in full compliance with all laws, orders, ordinances, directions, requirements, rules and regulations of all governmental authorities, Landlord's consent shall not be unreasonably withheld. Any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord or under Landlord's supervision for Tenant's account and Tenant shall reimburse Landlord for all costs thereof (including a reasonable charge for Landlord's overhead), as Rent, within ten (10) days after receipt of a statement. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in
Article 32 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

     15.Repairs.

__________________________(a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (excluding the Demised Premises and other portions of the Building leased to other tenants), the Building parking facilities, the public areas and the landscaped areas. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, tenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenant ability.

__________________________(b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

     16.Landlord's Right of Entry. Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Demised Premises as shall be reasonably practicable under the circumstances. Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on, in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

     17.Insurance. Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of commercial property insurance, issued on an "all risks" basis insuring the full replacement cost of its furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the excess value of the improvements to the Demised Premises over the Tenant Improvement Allowance (with a replacement cost endorsement sufficient to prevent Tenant from becoming a co-insurer), and workmen's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, including but not limited to, insurance assumed or contractual liability under this Lease, written on an occurrence basis and insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises, or arising out of the condition, use or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests or licensees in the Demised Premises, or other portions of the Building or the Project, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000.00) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Tenant shall require any contractor performing work on the Demised Premises to carry and maintain, at no expense to Landlord, non-deductible comprehensive general liability insurance, including but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protection liability coverage in such amounts and with such companies as Landlord shall approve. Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance. All insurance policies procured and maintained by Tenant pursuant to this Article 17 shall name Landlord and any additional parties designated by Landlord as additional insured, shall be carried with companies licensed to do business in the State of Tennessee reasonably satisfactory to Landlord and shall be non-cancellable and not subject to material change except after thirty (30) days' written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the Rental Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

     18.Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of commercial property insurance, commercial general liability insurance, and business interruption and other insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

     19.Default.

__________________________(a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) days after the due date thereof; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within fifteen
(15) days after notice thereof to Tenant; (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease; (vi) Tenant shall abandon or vacate all or any portion of the Demised Premises or fail to take possession thereof as provided in this Lease; (vii) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged within fifteen (15) days after the filing thereof; (viii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Article 27 hereof within the time period provided for such return following Landlord's request for same as provided in Article 27; or
(ix) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Article 28 hereof within the time period provided for such return following Landlord's request for same as provided in Article 28.

__________________________(b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove
Tenant and any other person who may be occupying said Demised Premises or any part thereof, by entry (including the use of force, if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so, relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and restoring the Demised Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or (iii) enter upon the Demised Premises by force, if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare the entire amount of Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term (including, but not limited to, increases in Rent pursuant to Article 7 hereof), discounted to present value by using a discount factor of eight percent (8%) per annum, to be due and payable immediately. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and assessments theretofore due, at Landlord's address as provided herein; provided, however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event arc impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). Upon making the entire such payment, Tenant shall receive from Landlord all rents received by Landlord from other tenants renting the Demised Premises or any portion thereof during the Lease Term (with appropriate allocations of such rents in the event such other tenants lease space in addition to the Demised Premises), provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence, less all of Landlord's costs and expenses (including, without limitation, Landlord's expenses in redecorating and restoring the Demised Premises and all costs incident to such reletting, including broker's commissions and lease assumptions) incurred in connection with or in any way related to the reletting of the Demised Premises.

__________________________(c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including without limitation, the fees of Landlord's attorneys as provided in Article 25 hereof.

     20.Waiver of Breach. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

     21.Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building or would contravene the provisions of Article 13 of this Lease. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, whether in a single transaction or in a series of transactions, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee and such other financial documentation relative to the proposed subtenant or assignee as Landlord may reasonably require. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover Landlord's accounting costs plus any legal fees incurred by Landlord as a result of the assignment or sublease. The consent of Landlord to any proposed assignment or sublease may be withheld by Landlord in its sole and absolute discretion. Landlord may require an additional security deposit from the assignee or subtenant as a condition of its consent. Any consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as additional rent hereunder and Tenant shall have no right or claim thereto as against Landlord. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and to attorn to Landlord in the event that Landlord under such circumstances agrees to continue such sublease. Upon Landlord's receipt of a request by Tenant to assign this Lease or any interest herein or in the Demised Premises or to transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant, Landlord shall have the right, at Landlord's option, to exercise in writing any of the following options: (a) To terminate this Lease as to the portion of the Demised Premises proposed to be assigned or sublet; (b) to consent to the proposed assignment or sublease, subject to the other terms and conditions set forth in this Article 21; or (c) to refuse to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise.

     22.Destruction.

__________________________(a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of Landlord, unless this Lease is terminated as provided in this Article 22, and during the period required for restoration, a just and proportionate part of Base Rental shall be abated until the Demised Premises are repaired or rebuilt.

__________________________(b) If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred eighty (180) days after the date of the commencement of repair of the casualty, or (ii) damaged or destroyed as a result of a risk which is not insured under the insurance policies required hereunder, or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or (iv) if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged) to such an extent that the Building cannot, in Landlord's judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to Tenant within sixty (60) days after the day of such occurrence. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be
completed   within  one  hundred  eighty  (180)  days  after  the  date  of  the commencement of repair of the casualty or if the Demised Premises are substantially damaged during the last eighteen (18) months of the Lease Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within fifteen (15) days after the date of such occurrence. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required under subparagraph (c) below as expeditiously as possible under the circumstances.

(c) If Landlord should elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and any other work or improvements which were originally performed or installed at Landlord's expense as described in Exhibit "D" hereto or with the proceeds of the Tenant Improvement Allowance. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

__________________________(d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

     23.Landlord's Lien. Landlord shall at all times have a valid first lien upon all of the personal property of Tenant situated in the Demised Premises to secure payment of Rent and other sums and charges due hereunder from Tenant to Landlord and to secure the performance by Tenant of each and all of the covenants, warranties, agreements and conditions hereof. Said personal property shall not be removed from the Demised Premises without the consent of Landlord until all arrearage in Rent and other charges as well as any and all other sums of money due hereunder shall first have been paid and discharged and until this Lease and all of the covenants, conditions, agreements and provisions hereof have been fully performed by Tenant. Tenant shall from time to time execute any financing statements and other instruments necessary to perfect the security interest granted herein. The lien herein granted may be foreclosed in the manner and form provided by law for the foreclosure of security instruments or chattel mortgages, or in any other manner provided by law. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Tennessee.

     24.Services by Landlord. Landlord shall provide the Building Standard Services described on Exhibit "E" attached hereto and by this reference made a part hereof.

     25.Attorneys' Fees and Homestead. If any Rent or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney-at-law, Tenant agrees to pay an additional amount equal to fifteen percent (15%) of such sum as attorneys' fees. If Landlord uses the services of any attorney in order to secure compliance with any other provisions of this Lease, to recover damages for any breach or default of any other provisions of this Lease, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord. Tenant waives all homestead rights and exemptions which it may have under any law against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder.

     26.Time. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

     27.Subordination and Attornment.

__________________________(a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions and restatements of such mortgage, and to any replacements and substitutions for such mortgage. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of any party in interest, shall execute promptly such instrument or certificates as may be reasonably required to carry out the intent of this provision.

__________________________(b) If any mortgagee or lessee under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

__________________________(c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any Lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such Lease termination, as the case may be (sometimes hereinafter called "such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, accept prepayments, in the nature of security for the performance by Tenant of its obligation under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

     28.Estoppel Certificates. Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

     29.No Estate. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant accept as herein provided.

     30.Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

     31.Holding Over. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant at sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect accept that the monthly rental shall be double the amount of Rent (including any adjustments provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

     32.Surrender of Premises. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only accepted. If Tenant is not then in default, Tenant shall remove all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised Premises, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Demised Premises upon the expiration and termination of this Lease for any cause whatsoever or upon Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this
Article 32 shall survive any expiration of termination of this Lease.

     33.Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been fully given, whether actually received or not, when deposited, postage prepaid, in the United States Mail, certified, return receipt requested, and addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice herein provided. Tenant hereby designates and appoints as its agent to receive notice of all distraint proceedings and all other notices required under this Lease, the person in charge of the Demised Premises at the time said notice is given or occupying said Demised Premises at said time; and, if no person is in charge of or occupying the said Demised Premises, then such services or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Demised Premises.

     34.Damage or Theft of Personal Property. All personal property brought into the Demised Premises by Tenant, or Tenant's employees, agent, or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person. Landlord shall not be at any time be liable for damage to any property.

     35.Eminent Domain.

__________________________(a) If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. If title to so much of the Project is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

__________________________(b) If this Lease is terminated under the provisions of this Article 35, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Tenant Improvement Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

__________________________(c) If there is a partial taking of the Project and this Lease is not thereupon terminated under the provisions of this Article 35, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided, that in complying with its obligations hereunder, Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord. Upon any such partial taking, Landlord shall have the right to reduce the figure described in Article 8(b)(y) hereof by an amount equal to the product of (x) the amount of tax savings arising from such partial taking, as determined by Landlord in its sole but reasonable discretion, divided by the number of square feet of Rentable Floor Area of the Building, multiplied by (y) the number of square feet of Rentable Floor Area of the Demised Premises.

__________________________(d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Project shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent the same were installed at Tenant's expense (and not with the proceeds of the Tenant Improvement Allowance); provided, however, that no such claim shall diminish or adversely affect Landlord's award.

__________________________(e) Notwithstanding anything to the contrary contained in this Article 35, if, during the Lease Term, the use or occupancy of any part of the Project or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public purpose under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

     36.Parties. The term "Landlord", as used in this Lease, shall include Landlord and its successors and assigns. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

37. Liability of Tenant. Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonably attorneys' fees, imposed on Landlord by any person whomsoever, caused in whole or in part by any act or omission of Tenant, or any of its employees, contractors, servants, agents, subtenants, assignees, representatives or invitees, or otherwise occurring in connection with any default of Tenant hereunder. The provisions of this Article 37 shall survive any termination of this Lease.

     38.Relocation of the Premises.

__________________________(a) In the event the Demised Premises leased to Tenant contain less than one-half (1/2) of the total square feet of Rentable Floor Area on the floor on which the Demised Premises are located, Landlord reserves the right as any time or from time to time, at its option and upon giving not less than thirty (30) days' prior written notice to Tenant, to transfer and remove Tenant from the Demised Premises herein specified to any other available rooms and offices of substantially equal size and area in the Building (or other building in the development of which the Building is a part) and at an equivalent Base Rental. Landlord shall bear the expense of said removal together with the reasonable expense of replacement business cards and stationery and the expense of any renovation or alterations to said substituted space necessary to make the same substantially conform in arrangement and layout to the original space described in this Lease. If Landlord exercises such option, then the substituted space shall for all purposes hereof be deemed to be and to constitute the Demised Premises under this Lease and all terms, conditions, covenants, warranties, agreements and provisions of this Lease including but not limited to the same Base Rental Rate per square foot of Rentable Floor Area shall continue in full force and effect and shall apply to the substituted space. Tenant agrees to vacate the Demised Premises herein specified and relocate to said substituted space promptly after the substituted space is ready for Tenant's occupancy as provided herein, and Tenant's failure to do so shall constitute an event of default by Tenant under this Lease.

__________________________(b) In the event the Demised Premises leased to Tenant contain less than one-half (1/2) of the total square feet of Rentable Floor Area on the floor on which the Demised Premises are located, Landlord shall have the right to terminate this Lease effective at any time during the final twelve (12) months of the Lease Term upon giving written notice of such election to Tenant at least ninety (90) days prior to the effective date of such termination. In the event Landlord shall exercise such option to terminate this Lease, Landlord shall bear the cost of moving Tenant's furniture, files and other personal property from the Demised Premises to other office space in the Metropolitan Knoxville, Tennessee area selected by Tenant, and in addition, the Base Rental for the last month of Tenant's occupancy of the Demised Premises shall be waived.

     39.Force Majeure. In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

     40.Landlord's Liability. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building and the Land for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

     41.Landlord's Covenant of Quiet Enjoyment. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

     42.Security Deposits.

__________________________(a) As security for Tenant's obligations to take possession of the Demised Premises in accordance with the terms of this Lease and to comply with all of Tenant's covenants, warranties and agreements hereunder, Tenant shall deposit with Landlord the sum set forth in Article 1(m)(i) above on the date Tenant executes and delivers this Lease to Landlord. Such amount shall be applied by Landlord, without interest, to the first monthly installment(s) of Base Rental as they become due hereunder. In the event Tenant fails to take possession of the Demised Premises as aforesaid, said sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

__________________________(b) As additional security for the faithful performance by Tenant throughout the Lease Term, and any extensions or renewals thereof, of all the terms and conditions of the Lease on the part of Tenant to be performed, Tenant shall deposit with COMPASS Management & Leasing, Inc., as agent for Landlord, the sum set forth in Article 1(m)(ii) above on the date Tenant executes and delivers this Lease to Landlord. Such amount shall be returned to Tenant, without interest, within twenty (20) days after the day set for the expiration of the Lease Term, or any extension or renewal thereof, provided Tenant has fully and faithfully observed and performed all of the terms, covenants, agreements, warranties and conditions hereof on its part to be observed and performed. Landlord shall have the right to apply all or any part of said deposit toward the cure of any default of Tenant. If all or any part of said security deposit is so applied by Landlord, then Tenant shall immediately pay to Landlord an amount sufficient to return said security deposit to the balance on deposit with Landlord prior to said application.

__________________________(c) In the event of a sale or transfer of Landlord's interest in the Demised Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the within described security deposits to the purchaser or lessor, as the case may be, and Landlord shall be relieved of all liability to Tenant for the return of such security deposits. Tenant shall look solely to the new owner or lessor for the return of said security deposits. The security deposits shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment under this Lease by Tenant, the security deposits shall be held by Landlord as a deposit made by the permitted assignee and Landlord shall have no further liability with respect to the return of said security deposits to the original Tenant.

__________________________(d) Neither Landlord nor its agents shall be required to keep the security deposits separate from their general accounts, it being agreed that the security deposits may be commingled with other funds of Landlord or of its agents. It is further agreed and acknowledged by Tenant that Landlord or its agents shall have the right to deposit the security deposits in an interest-bearing account, and all interest accrued on the security deposits shall belong to Landlord and will be retained by Landlord as its property.

     43.Hazardous Substances. Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances. For purposes of this Article 43, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

     44.Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant and upon execution of any required Guaranty Agreement annexed hereto and incorporated herein as Exhibit "F".

     45.Severability. If any clause or provision of the Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

     46.Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

     47.Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

     48.Broker. Broker(s) [as defined in Article 1(n)] is(are) entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be paid by Landlord to Broker(s) in accordance with the terms of a separate agreement between Landlord and Broker(s). Tenant hereby authorizes Broker(s) and Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that [except with respect to any Broker(s) identified in Article 1(n) hereinabove, which has(have) acted as agent for Tenant (and not for Landlord) in this transaction] no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Demised Premises and that except with respect to any Broker(s) identified in
Article 1(n) hereinabove] no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder [other than the Broker(s) identified in Article 1(n) hereinabove] claiming to have dealt with Tenant, whether or not such claim is meritorious. The parties hereto do hereby acknowledge and agree that COMPASS Management & Leasing, Inc., a subsidiary of Equitable Real Estate Investment Management, Inc., has acted as agent for Landlord in this transaction and shall be paid a commission by Landlord in connection with this transaction pursuant to the terms of a separate written commission agreement. COMPASS Management & Leasing, Inc. has not acted as agent for Tenant in this transaction. Landlord hereby warrants and represents to Tenant that Landlord has not dealt with any broker, agent or finder other than COMPASS Management & Leasing, Inc. in connection with this Lease, and, Landlord hereby agrees to indemnity and hold Tenant harmless from and against any and all loss, damage, liability, claim, judgment, cost or expense (including, but not limited to, reasonable attorneys' fees and court costs) that may be incurred or suffered by Tenant because of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder claiming to have represented Landlord.

     49.Governing Law. The laws of the State of Tennessee shall govern the performance and enforcement of this Lease.

     50.Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Demised Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture or sole proprietorship or other business entity (each being herein called "Entity"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

     51.Joint and Several Liability. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

     52.Special Stipulations. The special stipulations attached hereto as Exhibit "G" are hereby incorporated herein by this reference as though fully set forth (if none, so state). To the extent the special stipulations conflict with or are inconsistent with the foregoing provisions of this Lease or any exhibit to this Lease, the special stipulations shall control.

                                            IN WITNESS WHEREOF, the parties have
hereunto set their hands and seals as of the day, month and year first above written.


                                            _____________________________
                                            "LANDLORD":


                                     The Equitable Life Assurance Society of the
                                       United States, a New York corporation


                                             By/s/ Terrell E. Daffer
                                            _____________________________

                                             Date _May  3, 2000

                                             Title:Investment Officer


                                            _____________________________
                                            "TENANT":

                                             By:/s/ Jeffrey R. Hazarian
                                            _____________________________

                                             Date

                                             Title:__CFO_________________

                                             Witness:__/s/ James A.Robison
                                            _____________________________

                                             Title:___Treasurer__________

                              RULES AND REGULATIONS

      1. No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment.

     2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

      3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Demised Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises a small microwave oven and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Demised Premises without the prior written consent of Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time.

      4. No birds or animals of any kind shall be brought into the Building (other than trained seeing-eye dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

      5. The sidewalks, entrances, passages, corridors, halls, elevators and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

      6. Only one (I) key for the Demised Premises will be furnished to Tenant without charge. Landlord may make a reasonable charge for any additional keys. Only one (I) access card for the Building will be furnished to Tenant without charge. Landlord may make a reasonable charge for any additional access cards. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys and access cards furnished to Tenant by Landlord, or other vise procured by Tenant, and in the event of loss of any keys or access cards so furnished, Tenant shall pay to Landlord the cost thereof.

      7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. No deliveries shall be made in passenger elevators. Tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. No hand trucks, except those equipped with rubber tires and side guards, shall be permitted in the Building. No hand trucks shall be permitted in any passenger elevator. In no event shall any weight be placed upon any floor by Tenant so as to exceed the design conditions of the floors at the applicable locations.

      8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and no flammable, combustible or explosive fluid, chemical, substance or item (including, without limitation, natural Christmas trees) shall be brought into the Building.

      9. Every person, including Tenant, its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by Landlord for registering such person; provided that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and Holidays. Landlord may also implement a card access security system to control access during such other times. Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant.

      10. Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Demised Premises. Cleaning service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft.

      11. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, nor permit any noisome, noxious, noisy or offensive business.

      12. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of Landlord only, and no outside wiring persons shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

      13. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord.

     14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

      15. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

      16. The directory of the Building will be provided for the display of the name and location of the tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by landlord, and if so approved, a reasonable charge will be made therefor.

      17. Tenant, in order to obtain minimum effectiveness of the cooling system, shall lower and close the blinds (at not less than a 450 angle) or drapes when the sun's rays are directly in windows of the Demised Premises. Tenant shall not remove the standard blinds installed in the Demised Premises. Tenant shall not place items on window sills in the Demised Premises.

      18. Smoking is prohibited in the main building lobby, public corridors, elevator lobbies, service elevator vestibules, stairwells, restrooms and other common areas within the Building.

      19. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

      20. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premise in the Building.

      21. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Land, and for the preservation of good order therein.

      Exhibit "A"
      Page 1 of 1

                                   EXHIBIT "A"

                         LEGAL DESCRIPTION CROSS PARK I
                          -----------------------------

     The property subject to the attached Leasehold Agreement is described as follows:

     SITUATED in District 6 of Knox County, Tennessee, without the corporate limits of the City of Knoxville, and being more particularly bounded and described as follows:

     Beginning  on an iron pin in the north  line of Cross  Park  drive  located
493.80 feet in the westerly direction from the western line of Park Village Road; thence with said northern line of Cross Park Drive, South 67 deg. 10 min. West, 220.23 feet to an iron pin; thence leaving Cross Park Drive and with the severance line, North 23 deg. 08 min. West, 571.82 feet to a pipe in the Rankin line; thence with Rankin, North 65 deg. 46 min. East, 82.28 feet to an iron pin; thence North 23 deg. 09 min. West, 22.03 feet to an iron pin corner to Rankin and Gray; thence with Gray, North 77 deg. 46 min. East, 302.24 feet to an iron pin; thence South 12 deg. 14 min. East, 18.40 feet to an iron pin; thence South 47 deg. 00 min. East, 53.18 feet to an iron pin; thence South 34 deg. 25 min. West, 216.23 feet to an iron pin; thence South 57 deg. 25 min. East, 160.29 feet to an iron pin; thence South 15 deg. 43 min. East, 162.37 feet to an iron pin; thence South 65 deg. 42 min. West, 69.39 feet to an iron pin; thence South 28 deg. 38 min. East, 61.92 feet to the point of BEGINNING, containing 3.85 acres

                         LEGAL DESCRIPTON CROSS PARK II

                                   TRACT NO. 1

      The property subject to the attached Leasehold Agreement is described as follows:

     SITUATED in the Sixth (6th) Civil District of Knox county, Tennessee, and lying on the western side of Park Village Road and the northern line of Cross Park Drive and being more fully described as follows:

     BEGINNING AT AN IRON PIN, said pin standing at the point of intersection of the western line of Park Village Road with the northern line of Cross Park Drive; thence with a curve to the right, the radius of which is 948.87 feet, through a central angle of 18 deg. 26 min., the chord bearing being South 79 deg. 23 min. West, for a distance of 173.87 feet to an iron pin, a point of reverse curve; thence with a curve to the left, the radius of which is 998.87 feet, through a central angle of 18 deg. 26 min., the chord bearing being south 76 deg. 43 min. West for a distance of 319.97 feet to an iron pin; thence leaving Cross Park Drive and running North 28 deg. 38 min. West, 61.92 feet to an iron pin; thence North 65 deg. 42 min. East, 69.39 feet to an iron pin; thence North 15 deg. 43 min. West, 162.37 feet to an iron pin; thence North 57 deg. 25 min. West, 160.25 feet to an iron pin; thence North 34 deg. 25 min. East, 216.23 feet to an iron pin; thence North 47 deg. 00 min. West, 53.18 feet to an iron pin; thence North 12 deg. 14 min. West, 18.40 feet to an iron pin; thence North 77 deg. 46 min. East, 326.74 feet to an iron pin in the western line of Park Village Road; thence with the western line of said road to the following courses and distances; South 19 deg. 30 min. East, 112.78 feet to an iron pin; thence South 24 deg. 52 min. East, 456.99 feet to the point of beginning. Containing 5.29 acres as shown on survey of T.J. Hatmaker, bearing date of November 22, 1978.

                                   TRACT NO. 2

     SITUATED in the Sixth (6th) Civil District of Knox county, Tennessee, and lying on the western side of Park Village Road and the northern line of Cross Park Drive and being more fully described as follows:

     BEGINNING AT AN IRON PIN, said pin standing at the extreme northeastern corner of the above described tract and also standing in a northwesterly direction 569.77 feet from the point of intersection of the northern line of Cross Park Drive with the western line of Park Village Road; thence with the northern line of the above described tract, South 77 deg. 46 min. West, 628.98 feet to an iron pin; thence with a fence line, North 33 deg. 03 min. East,
355.40 feet to an iron pin; thence South 12 deg. 14 min. East, 223.72 feet to an iron pin; thence North 77 deg. 46 min. East, 370.00 feet to an iron pin in the western line of Park Village Road; thence with the western line of same, South 19 deg. 30 min. East, 25.75 feet to the point of beginning. As shown on survey of T.J. Hatmaker bearing date of November 22, 1978.

      Exhibit "B"
      Page 1 of 1

                                   EXHIBIT "B"

                                   FLOOR PLAN

      Exhibit "C"
      Page 1 of 1

                                   EXHIBIT "C"

                               SUPPLEMENTAL NOTICE

     __________________________RE:       Lease dated as of ____________________,

 2000 by and between

     _____________________________       The  Equitable  Life Assurance Society

of the United States, as Landlord, and

     _____________________________       Tenera, Inc., as Tenant.


      Dear Sir:

     Pursuant to Article 3 of the captioned Lease, please be advised as follows:

     1.The Rental Commencement Date is the ______ day of _______________, 2000, and the expiration date of the Lease Term is the _____ day of _______________, _____, subject however to the terms and provisions of the Lease.

     2.The Rentable Floor Area of the Demised Premises is _______ square feet.

     3.Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.

                                            _____________________________
                                            "LANDLORD"


_____________________________               The Equitable Life Assurance
                                            Society of the United States

                                            -----------------------------

_____________________________               By:      CB Richard Ellis


_____________________________       By:________________________________________

                                             Date

_____________________                        Title:_________________________

      Exhibit "D"
      Page 1 of 1


                             LANDLORD'S CONSTRUCTION
                         ----------------------------- .

       1.  Subject  to the  terms  of the  above  provisions  concerning  Tenant
Improvement Allowance, Landlord shall provide the Demised Premises to Tenant consistent with the floor plans and specifications shown on the approved construction documents, dated

                                   EXHIBIT "D"

      2000, (hereinafter shall be referred as "Construction Documents") subject to the terms of Tenant Improvement Allowance below.

                                            A.The  Demised   Premises  shall  be
deemed "ready for occupancy" [as that term is used in Article 1 paragraph (k) in the Lease] when Landlord's construction, as provided above, is substantially completed. In the event of any dispute as to when Landlord's construction has been substantially completed as aforesaid, the determination by Landlord's architect and/or designer shall be final and binding upon the parties.

                                            B.Any  work  or  improvements  which
exceed the amount of the Tenant Improvement Allowance or any Tenant requests which deviates from the improvements provided in the Construction Documents shall be at Tenant's sole cost, and Landlord shall not be liable for any delays caused by Tenant's deviations.

                                            C.Tenant   acknowledges  and  agrees
that the Demised Premises consist of second generation space, and that, except for the modifications to the

Demised Premises made pursuant to the Construction Documents Tenant accept the Demised Premises in its "as is, where is" condition as of the date of the Lease.

      2. Landlord shall provide Tenant a Tenant Improvement Allowance for expenses incurred in the construction of the tenant improvements below a finished ceiling in the Demised Premises and all Construction Documents in an amount not to exceed$2.50 per rentable square foot or $31,965.00. If the final pricing of the final Construction Documents exceeds the Tenant Improvement Allowance, then before a construction contract is awarded and work begins, for work to be paid for from the Tenant Improvement Allowance, Tenant shall have the right to approve all pricing of the Tenant Improvement items for which the Tenant Improvement Allowance shall be the source of payment. Tenant shall not unreasonably withhold its approval.

                          -----------------------------

      Exhibit "E"
      Page 1 of 1

                                   EXHIBIT "E"

                           BUILDING STANDARD SERVICES

     Landlord shall furnish the following services to Tenant during the Lease Term (the "Building Standard Services"):

     (a)Hot and cold domestic water and common-use restrooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

     (b)Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions set forth in Paragraph 3(a) of Exhibit "D" attached hereto, central heat and air conditioning in season, as such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building. Such heating and air conditioning shall be furnished between 8:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 9:00 a.m. and 12:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the 'Building Operating Hours').

     (c)Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

     (d)Janitor service shall be provided five (5) days per week, exclusive of Holidays (as herein below defined), in a manner that Landlord reasonably deems to be consistent with the first-class standards of the Building.

     (e)Security services for the Building comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated first-class, multi-tenant office buildings in Knoxville, Tennessee; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Demised Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

     (f)Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 4.0 watts per square foot of rentable area; and (ii) lighting (277/480 volts), provided that the total electrical design load for said lighting shall not exceed 1.5 watts per square foot of rentable area (each such rated electrical design loan to be hereinafter referred to as the "Building Standard Rated Electrical Design Load").

     Should Tenant's total rated electrical design load for the entire Premises or any portion thereof (including, but not limited to, computer or telephone rooms) exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the building standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low voltage or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment.

     The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

     If any of Tenant's electrical equipment requires conditioned air in excess of building standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering, operating and maintenance costs relating thereto.

     If Tenant requires that certain areas within Tenant's Demised Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas shall be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

     (g)All building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

     (h)Non-exclusive multiple cab passenger service to the Demised Premises during Building Operating Hours (as hereinabove defined) and at least one (1) cab passenger service to the floor(s) on which the Demised Premises are located twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

     To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

     The following dates shall constitute "Holidays", as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Nashville office market, as determined by Landlord in good faith. If, in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Knoxville, Tennessee on account of said holiday shall constitute the Holiday under this Lease.

      Exhibit "F"
      Page 3 of 3

                                   EXHIBIT "F"

                                    GUARANTY

      (Intentionally left blank)











                          -----------------------------















                          -----------------------------

      Exhibit "G"
      Page 1 of 1


                                   EXHIBIT "G"

                              SPECIAL STIPULATIONS

                           (Intentionally left blank.)